Exhibit 10.3
LIPO INVESTMENTS (USA) INC.
AMENDED AND RESTATED
STOCK OPTION PLAN
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1 Definitions
As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:
(a)	“Award Date” means the date on which the Board grants a particular Option;

(b)	“Board” means the board of directors of the Company;

(c)	“Call Purchase Price” has the meaning set forth in Section 4.2;

(d)	“Call Right” has the meaning set forth in Section 4.2;

(e)	“Class A Option” means a Class A option to acquire Shares, awarded to an Eligible Person pursuant to the Plan;

(f)	“Class B Option” means a Class B option to acquire Shares, awarded to an Eligible Person pursuant to the Plan;

(g)	“Company” means LIPO Investments (USA) Inc.;

(h)	“Consultant” means any person engaged as a consultant to the Company or any company in which the Company is a direct or indirect shareholder or with which the Company does not act at arm’s length;

(i)	“Director” means any individual holding the office of director of the Company or any company in which the Company is a direct or indirect shareholder;

(j)	“Eligible Person” means a Director, an Employee or a Consultant;

(k)	“Employee” means any individual regularly employed on a full-time or part-time basis by the Company or any company in which the Company is a direct or indirect shareholder or with which the Company does not act at arm’s length or other persons who perform management or consulting services for the Company or any company in which the Company is a direct or indirect shareholder or with which the Company does not act at arm’s length in any such case on an ongoing basis;

(l)	“Exercise Notice” means the notice respecting the exercise of an Option in the form set out as Schedule “B” hereto, duly executed by the Option Holder;

(m)	“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Award Date (subject to Section 3.8) through to and including the Expiry Date;

(n)	“Exercise Price” means the price at which an Option may be exercised as determined in accordance with Section 3.5;

(o)	“Expiry Date” means the date determined in accordance with Section 3.3 and after which a particular Option cannot be exercised;

(p)	“Fair Market Value” means the fair market value determined by the Board in good faith, from time to time and for greater certainty when determining the fair market value of a Share or an Option the Board can take into account the income and other taxes to be paid by the Company in regard to a distribution of Lululemon Shares to the Employee in satisfaction of that Share or Option pursuant to the terms of this Plan;

(q)	“Forfeitable Shares” has the meaning set forth in Section 3.9;

(r)	“Lululemon Shares” means shares of common stock of Lululemon Corp.;

(s)	“Option” means a Class A Option or a Class B Option;

(t)	“Option Certificate” means the certificate, substantially in the form set out as Schedule “A” hereto, evidencing an Option;

(u)	“Option Holder” means a person who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

(v)	“Plan” means this stock option plan;

(w)	“Personal Representative” means:
(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;
(x)	“Share” or “Shares” means, as the case may be, one or more common shares without par value in the capital of the Company;

(y)	“Shareholder” means a person who acquires beneficial title to Shares upon the exercise of one or more Options;

(z)	“Termination for Cause” means termination for cause pursuant to the applicable laws in the jurisdiction in which an Employee is ordinarily employed; and

(aa)	“Trustee” means Dennis Wilson or such other person as the Company shall, pursuant to Section 5.1, appoint, from time to time, to act as trustee hereunder.
1.2 Choice of Law
The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of British Columbia.
1.3 Headings
The headings used herein are for convenience only and are not to affect the interpretation of the Plan.
ARTICLE 2
PURPOSE AND PARTICIPATION
2.1 Purpose
The purpose of the Plan is to provide the Company with a share-related mechanism to reward such Eligible Persons as may be awarded Options under the Plan by the Board from time to time and to enable and encourage such Eligible Persons to acquire Shares as long term investments.
2.2 Participation
The Board shall, from time to time, in its sole discretion determine those Eligible Persons, if any, to whom Options are to be awarded. If the Board elects to award an Option to an Eligible Person, the Board shall, in its sole discretion but subject to Section 3.2, determine the number of Shares to be acquired on the exercise of such Option.
2.3 Notification of Award
Following the approval by the Board of the awarding of an Option, the Company shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.
2.4 Copy of Plan
Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Company to each Option Holder.
2.5 Limitation
The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company or any company in which the Company is a direct or indirect shareholder nor does it give any Option Holder that is an Employee the right to be or to continue to be employed by the Company or any company in which the Company is a direct or indirect shareholder.

ARTICLE 3
TERMS AND CONDITIONS OF OPTIONS
3.1 Board to Allot Shares
The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and reserved for issuance by the Board prior to the exercise thereof.
3.2 Number of Shares
(a)	The maximum number of Shares that may be issued upon the exercise of Options is 28,156,365.

(b)	If any Option expires or otherwise terminates in accordance with the terms of the Plan without having been exercised in full, the number of Shares in respect of which the Option expired or terminated shall not be available for reissuance for the purposes of the Plan.
3.3 Term of Option
Subject to Section 3.4, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the tenth anniversary of the Award Date of such Option.
3.4 Termination of Option
Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and:
(a)	in the event that the Option Holder holds his or her Option as a Director, the date on which such Option Holder ceases to be a Director, other than by reason of death; unless the Option Holder ceases to be a Director but continues to be engaged as an Employee, in which case the Expiry Date shall remain unchanged;

(b)	in the event that the Option Holder holds his or her Option as an Employee, the date on which such Option Holder ceases to be an Employee, other than by reason of death or as set forth in Section 3.4(c); or

(c)	in the event that the Option Holder holds his or her Option as an Employee, the date on which such Option Holder resigns his or her employment or is Terminated for Cause;
Upon the occurrence of one of the events described in Sections 3.4(a), (b) or (c), the Company will, notwithstanding the termination of such Options, repurchase all vested Options held by the Option Holder for a price equal to the Fair Market Value, which payment may be satisfied by the Company causing to be delivered to such Option Holder such number of Lululemon Shares as have an equivalent Fair Market Value.

3.5 Exercise Price
The Exercise Price shall be that price per Share, as determined by the Board in its sole discretion and announced as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option.
3.6 Assignment of Options
Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by Section 4.1, exercise the Option within the Exercise Period.
3.7 Adjustments
(a)	If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the “Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(b)	The Board may, in its sole discretion at the time the Option is granted, but will not be required to, provide for additional adjustment provisions such that if, while any Option is outstanding, there is an increase in the number of Shares in the capital of the Company issued and outstanding, except if such increase is the result of the exercise of an Option, the number of Shares issuable upon the exercise of an outstanding Option will be increased on a proportionate basis so that the percentage of the aggregate issued Shares of the Company represented by the Option as of the Award Date will remain unchanged.
3.8 Vesting
The Board may, in its sole discretion at the time the Option is granted, but will not be required to, impose conditions relating to the vesting of the right to exercise an Option granted to any Option Holder. The Option Certificate representing any such Option will disclose any vesting conditions. Upon the death of an Option Holder, such Option shall forthwith cease vesting as to such portion of the Option which has not previously vested.
3.9 Forfeitable Shares
The Board may, in its sole discretion at the time a Class A Option is granted, declare that Shares issuable upon exercise of such Class A Option are “Forfeitable Shares“. Shares which are designated as Forfeitable Shares will be entitled to become non-forfeitable in accordance with the conditions set out in the Option Certificate representing any such Option.

ARTICLE 4
EXERCISE OF OPTION
4.1 Exercise of Option
An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part (provided that no exercise will be effective as to any part of the Option which has not vested at the time of such exercise) at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia (or such other place as may be designated by the Board) on the Expiry Date by delivering to the Company an Exercise Notice, the applicable Option Certificate including a completed form of exercise notice and a cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option. With respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder.
4.2 Company Purchase of Options
Upon the receipt by the Company, from time to time, of an Exercise Notice with respect to a Class B Option or any part thereof in accordance with Section 4.1, the Company may, notwithstanding such purported exercise, offer to purchase from the exercising Option Holder all but not less than all of the Class B Options or part thereof such Option Holder is purporting to exercise on payment by the Company of an amount (the “Option Purchase Price”) equal to the Fair Market Value of that portion of the Option which was purportedly exercised, which payment may be satisfied in full by the Company causing to be delivered to such exercising Option Holder such number of Lululemon Shares as have an equivalent Fair Market Value. In the event such exercising Option Holder accepts such offer, such exercising Option Holder shall be obligated to sell all Options or portions thereof which it is purportedly exercising to the Company on payment by the Company to the holder of the Option Purchase Price with respect thereto, and thereafter the Company shall have no obligation to issue Shares in connection with such purported exercise. Any such Lululemon Shares will no longer be subject to the provisions hereof with respect to which such Option is purportedly exercised, as set forth in the Exercise Notice.
4.3 Issue of Share Certificates
As soon as practicable following the receipt of the Exercise Notice, the Company shall cause to be delivered (a) to the Trustee a certificate for the Options so purchased, registered in the name of the Trustee in trust for the Holder, or (b) if the Company has exercised the Call Right, to the Option Holder a certificate for the Lululemon Shares transferred to the Holder in satisfaction of the Call Purchase Price, registered in the name of the Holder. If the number of Shares with respect to which such Option is purportedly exercised, as set forth in the Exercise Notice, is less than the number of Shares subject to the Option Certificate surrendered, the Company shall forward a new Option Certificate representing the balance of Shares available under the Option to the Option Holder concurrently with delivery of the aforesaid share certificate.
4.4 Condition of Issue
The issue of Shares by the Company pursuant to the exercise of an Option or the transfer of Lululemon Shares in satisfaction of the Call Purchase Price is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the

Company any information, report and/or undertakings required to comply with and to fully co-operate with the Company in complying with such laws, rules and regulations.
4.5 Forfeiture of Shares
(a)	Upon the occurrence of one of the events described in Sections 3.4(a), (b) or (c) with respect to a Shareholder who has exercised some or all of his Options then the Trustee shall tender all Shares which it holds on behalf of such Shareholder to the Company for purchase and the Company shall, within 15 days of the occurrence of such event, purchase such Shares for an amount equal to an amount equal to (i) in the case of Shares (other than Forfeitable Shares) an amount equal to the Fair Market Value thereof, which payment may be satisfied in full by the Company causing to be delivered such number of Lululemon Shares as have an equivalent Fair Market Value; and (ii) in the case of Forfeitable Shares cash in an amount equal to the price paid for such Shares upon issuance thereof.

(b)	The Company may, from time to time, assign its right to purchase Shares pursuant to this Section 4.5 to any other person without prior notice to the Holders. Any such purchase shall be made by such assignee upon and subject to the same conditions set forth in this Plan.

(c)	Immediately following the payment of the purchase price referred to in Section 4.5(a) the Trustee shall distribute such funds or securities to the Shareholder in accordance with its holding of Shares immediately prior to such purchase.
4.6 Voluntary Tender of Non-Forfeitable Shares for Repurchase
At any time after the Shareholder has obtained Shares on exercise of some or all of his Options, such Shareholder may by delivery of notice in writing require the Trustee to tender any such Shares which are not Forfeitable Shares to the Company for repurchase from time to time for a price equal to the Fair Market Value thereof, which purchase price may be satisfied by the Company delivering, in its sole discretion, Lululemon Shares registered in the name of such Shareholder (or otherwise at the direction of such Shareholder) with an equivalent Fair Market Value. In the event the Company agrees to repurchase such Shares, any such Lululemon Shares will no longer be subject to the provisions hereof. For greater certainty, in no event will the Company be obliged in any circumstances to repurchase any such Shares.
4.7 Transfer of Shares
Except as provided in Sections 4.2 and 4.5:
(a)	no right or interest of any Shareholder in any of the Shares purchased on his behalf under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise in any manner except by devolution by death or mental incompetence;

(b)	no attempted assignment or transfer thereof shall be effective; and

(c)	the Plan shall enure to the benefit of and be binding upon the Company, and its successors and assigns.

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4.8 Withholding and Sale Rights
The Company shall be entitled to deduct and withhold from any Lululemon Shares payable pursuant to this Plan to any holder of Options or Shares such amounts as the Company is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended. The Company is hereby authorized to sell or otherwise dispose of, at such times and at such prices as it determines, in its sole discretion, such portion of the Lululemon Shares otherwise payable to such holder as is necessary to provide sufficient funds to the Company to enable it to comply with such deduction or withholding requirement, and shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale or disposition (after deducting applicable sale commissions and any other reasonable expenses relating thereto) in lieu of the Lululemon Shares so sold or disposed of. To the extent that Lululemon Shares are so sold or disposed of such withheld amounts, or shares so sold or disposed of, shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction, withholding, sale or disposition was made, provided that the net proceeds of such sale or disposition are actually remitted to the appropriate taxing authority. The Company shall not be obligated to seek or obtain a minimum price for any of the Lululemon Shares sold or disposed of by it hereunder, nor shall it be liable for any loss arising out of any such sale or disposition.
ARTICLE 5
TRUSTEE
5.1 Trustee
(a)	The Company shall from time to time appoint one or more persons, any one or more of whom may be a director or officer of the Company who is not a participant in the Plan, to act as Trustee of the Plan. The Company may at any time or times remove any Trustee so appointed and may appoint a successor or successors to fill any vacancy created by any reason whatever.

(b)	The Trustee may delegate to the Company or to any corporation authorized to carry on the business of a trust corporation in Canada the duty to maintain records and to furnish statements in connection with all aspects of the Plan. The Trustee shall not be liable for any action or failure to act under or in connection with the Plan of the person to whom it has delegated the said duty, except for his own wilful misconduct, gross negligence or bad faith. The Trustee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company’s written approval) or paid by him in satisfaction of a judgement in any such action, suit or proceeding, except a judgment in favour of the Company based upon a finding of his wilful misconduct, gross negligence or bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. Notwithstanding any other provision of this Plan, and whether such losses or damages are foreseeable or unforeseeable, the Trustee will not be liable under any circumstances whatsoever for any (a) breach by any other party of securities or other legislation, (b) decrease in the underlying value of the Shares or Options, (c) lost profits or (d) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

(c)	The Trustee shall be entitled to rely on all certificates, reports, opinions and other documents furnished by any broker, accountant or auditor or counsel to the Company and shall be fully protected and indemnified by the Company in respect of any acts done in good faith and in reliance on such certificates, reports, opinions or documents.
5.2 Trustee Agreements
The Trustee acknowledges and agrees that, other than as set forth in this Plan:
(a)	the Trustee will hold the legal title to the Shares issued on exercise, from time to time, of Options as nominee, agent and trustee for the benefit and account of the Shareholder who exercised such Options as principal and beneficial owner and the Trustee will have no equitable or beneficial interest therein, and the equitable and beneficial interest in such Shares will be vested solely and exclusively in the Shareholder;

(b)	the Trustee will hold legal title to such Shares as nominee, agent and trustee for the benefit and account of the Shareholder as principal and beneficial owner subject to and in accordance with this Plan and subject to the terms and conditions of any transfer, deed, shareholder agreement or other instrument, document or encumbrance pertaining to the Shares;

(c)	any benefit, interest, profit or advantage arising out of or accruing from such Shares is and will continue to be a benefit, interest, profit or advantage of the Shareholder and if received by the Trustee will be received and held by the Trustee for the use, benefit and advantage of the Shareholder and the Trustee will account to the Shareholder for any money or other consideration paid to or to the order of the Trustee in connection with the Shares as directed in writing by the Shareholder;

(d)	the Trustee will, upon and in accordance with the direction of such Shareholder, act as the agent of the Shareholder, as principal, in respect of any matter relating to such Shares or the performance or observance of any contract or agreement relating to the Shares; and

(e)	the Trustee will have the full right and power to execute and deliver, under seal and otherwise, any shareholder agreement or other instrument or document pertaining to the Shares without delivering proof to any person (including, without limitation, any other party to any such instrument or document) of its authority to do so and any person may act in reliance on any such instrument or document and for all purposes any such instrument or document will be binding on the Shareholder.
5.3 Sale or Transfer
Notwithstanding anything to the contrary contained herein, the Trustee may, from time to time, sell or transfer any or all of the Shares which it holds on behalf of Shareholders hereunder to another party in exchange for cash or securities provided that any such transfer or sale shall be bona fide and in the best interests of the Shareholders, as determined by the Trustee in its sole discretion. Unless otherwise directed by the Company, the Trustee will continue to hold the proceeds of such sale or transfer in trust for and on behalf of the Shareholders in accordance with the terms hereof.
5.4 Voting
Notwithstanding anything to the contrary contained herein, the Trustee shall have sole power in its absolute discretion to exercise all voting rights with respect to all Shares issued, from time to time, upon the exercise of Options, for its own benefit, including attendance at meeting of shareholders of the Company, the execution of a proxy or proxies for any shareholders’ meeting of the Company and execution of any written resolution of shareholders of the Company in the period from the date hereof until the termination of this Plan.
ARTICLE 6
ADMINISTRATION
6.1 Administration
The Plan shall be administered by the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to any director, officer or employee of the Company such administrative duties and powers as it may see fit.
6.2 Interpretation
The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.
ARTICLE 7
AMENDMENT AND TERMINATION
7.1 Amendment
The Board may from time to time amend the Plan, (subject to the approval of any applicable regulatory authority) and, without limiting the generality of the foregoing, may make such amendment for the purpose of compliance with any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares or for any other purpose which may be permitted by all relevant laws, rules and regulations.
7.2 Termination
The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Company, such Options, Option Holders, Directors and Employees and Shares shall continue to be governed by the provisions of the Plan.

7.3 Agreement
The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.

SCHEDULE “A”
LIPO INVESTMENTS (USA) INC.
STOCK OPTION PLAN
OPTION CERTIFICATE
This Certificate is issued pursuant to the provisions of LIPO Investments (USA) Inc. (the “Company”) Stock Option Plan (the “Plan”) and evidences that                      is the holder of a Class [A/B] Option (the “Option”) to purchase up to                      common shares (the “Shares”) in the capital of the Company, subject to adjustment in accordance with the terms of the Plan, at a purchase price of $                     per Share. Subject to the provisions of the Plan:
(a)	the Award Date of this Option is ; and

(b)	the Expiry Date of this Option is .
[Except as provided below,] this Option may be exercised at any time and from time to time from and including the Award Date through to and including up to 5:00 local time in Vancouver, British Columbia on the Expiry Date, by delivering to the Company an Exercise Notice, in the form provided in the Plan, together with this Certificate and a cheque or bank draft payable to or to the direction of LIPO Investments (USA) Inc. in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.
The right to purchase the Shares will vest as follows:
[insert vesting provisions]
[for Class A Options insert forfeiture provisions]
[Insert the following for Class A Options: In the event that the transactions (the “Transaction”) contemplated by the stock purchase agreement dated as of the date hereof among Lulu Canadian Holding, Inc., Lululemon Athletica Inc., Five Boys Investments ULC, Dennis Wilson and Advent International GPEV Limited Partnership is not completed prior to 5 p.m. (local time in Vancouver) on December 9, 2005, this Option will immediately terminate and cease to be of any further force or effect without further act or formality by any party and without payment of any additional compensation therefor.]
[Insert the following for Class B Options: This Option may not be exercised, in whole or in part, at any time prior to completion of the transactions (the “Transaction”) contemplated by the stock purchase agreement dated as of the date hereof among Lulu Canadian Holding, Inc., Lululemon Athletica Inc., Five Boys Investments ULC, Dennis Wilson and Advent International GPEV Limited Partnership. In the event that the Transaction is not completed prior to 5 p.m. (local time in Vancouver) on December 9, 2005, this Option will immediately terminate and cease to be of any further force or effect without further act or formality by any party and without payment of any additional compensation therefor.]
This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.
The foregoing Option has been awarded this                      day of                     .

LIPO INVESTMENTS (USA) INC.

Per:
Authorized Signatory

SCHEDULE “B”
EXERCISE NOTICE

TO:	LIPO INVESTMENTS (USA) INC.
2285 Clark Drive
Vancouver, BC, V5N 3G9
Exercise of Option
The undersigned hereby irrevocably gives notice, pursuant to LIPO Investments (USA) Inc. (the “Company") Stock Option Plan (the “Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):
(a)	all of the Shares; or

(b)	of the Shares which are the subject of the option certificate attached hereto.
Calculation of Total Exercise Price:

(i)	number of Shares to be acquired on exercise:		shares

(ii)	times the Exercise Price per Share:	$

	Total Exercise Price, as enclosed herewith:	$

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $ , payable to or to the direction of LIPO Investments (USA) Inc. in an amount equal to the total Exercise Price of the Shares, as calculated above, and directs the Company to issue the share certificate evidencing the Shares in the name of the Trustee (as such term is defined in the Plan) in trust for the undersigned and directs the Company to deliver the Shares to the Trustee at such address as the Trustee may direct, from time to time.
All capitalized terms, unless otherwise defined in this exercise notice, will have the meaning provided in the Plan.
DATED the                      day of                     .

Witness	Signature of Option Holder

Name of Witness (Print)	Name of Option Holder (Print)